Owens & Minor Reports Record 4th Quarter and Full Year 2020 Earnings Results
•Q4 year-over-year revenue growth of 8%
•Q4 GAAP EPS of $0.72* and Adjusted EPS of $1.14* representing growth of nearly 400%
•2021 Adjusted Net Income per share expected to be $3.00 - $3.50

RICHMOND, VA – February 24, 2021 – Owens & Minor, Inc. (NYSE-OMI) today reported financial results for the fourth quarter and the year ended December 31, 2020, as summarized in the table below.

“The monumental effort of the Owens & Minor teammates in 2020 along with their relentless focus on serving our customers has reinforced our position in the healthcare industry as a trusted partner,” said Edward A. Pesicka, President and Chief Executive Officer of Owens & Minor. “I am very proud of how our teammates delivered on our mission of ‘Empowering Our Customers to Advance Healthcare’ and exemplified our IDEAL values in our swift response to the Covid-19 pandemic.”

Pesicka added, “In the midst of the pandemic, we utilized the Owens & Minor disciplined business process to drive productivity and improve our customers’ experience. Specifically, we enhanced our Americas based vertically integrated manufacturing capabilities to address our customers’ current and future needs for our market leading broad-based products and services.”

“We delivered exceptional financial results for the quarter and full year through strong execution,” said Pesicka. “Our productivity gains along with favorable product mix drove our margin improvement and significant earnings growth. During the year we successfully deleveraged our balance sheet while continuing to reinvest in our businesses. We have established a solid foundation for long-term profitable growth and enhanced financial flexibility.”

Financial Summary*			FYE	FYE
($ in millions, except per share data)	4Q20	4Q19	2020	2019

Revenue	$2,362	$2,191	$8,480	$9,211

Operating Income, GAAP**	$95.6	$14.5	$204.1	$73.2
Adj. Operating Income, Non-GAAP**	$124.9	$41.1	$283.4	$148.7

Income (Loss) from continuing operations, GAAP**	$50.7	($5.4)	$88.1	($22.6)
Adj. Net Income, Non-GAAP**	$79.8	$14.0	$143.7	$37.7

Income (Loss) from continuing operations per share, GAAP**	$0.72	($0.09)	$1.39	($0.37)
Adj. Net Income per share, Non-GAAP**	$1.14	$0.23	$2.26	$0.62

* Adjusted net income and Adjusted net income per share relate to continuing operations.
** Reconciliations of the differences between the non-GAAP financial measures presented in this release and their most directly comparable GAAP financial measures are included in the tables below.
** Full year Adjusted EPS favorably impacted by $0.08 of foreign currency translation compared to prior year

Results and Highlights
•Significant increase in year-over-year fourth quarter earnings performance driven by sales growth, operating efficiencies, and product mix
◦390 basis point gross margin expansion
◦204% increase in adjusted operating income
◦396% increase in adjusted net income per share

•Total company Q4 revenue growth was driven by increased demand for PPE both through our medical distribution channel and direct to customers along with strong performance in our home healthcare business, which was partially offset by elective procedures
◦Global Solutions segment revenue grew to $1.95 billion or 1% year-over-year and 5% from Q3
◦Global Products segment revenue grew to $575 million or 58% year-over-year and 21% from Q3

•Balance Sheet and Cash Flow
◦Total debt reduced by $303 million in the fourth quarter; and by $534 million or 34% for the full year. As a result, interest expense was reduced by 23% in the fourth quarter and by 15% for the full year
◦Generated $71 million of operating cash flow in the fourth quarter
◦Operating cash flow more than doubled in 2020 to $339 million when compared to 2019
◦Continued to re-invest in the business across technology, infrastructure and services

•Other Achievements
◦Delivered over 12 billion units of PPE to healthcare workers in the fight against Covid-19, of which approximately 5 billion units were produced with materials manufactured in our American factories or Owens & Minor owned facilities, since January 2020
◦Partnered with federal and state agencies to strengthen the nation’s response to the pandemic through investment in PPE manufacturing capacity, distribution of PPE to frontline healthcare workers, and working to replenish the strategic national stockpile
◦Completed the sale of Movianto, our European logistics business
◦Successfully completed an upsized $200 million equity offering of 9.7 million shares

Financial Outlook
The Company’s outlook for 2021 reflects sustained growth momentum driven by reinvestment in both business segments while enhancing operating efficiencies. The Company believes these investments have created a solid foundation for continued strong performance in 2021. Subject to the key assumptions below, the Company expects adjusted net income for 2021 to be in a range of $3.00 to $3.50 per share, which represents growth in the range of 33% to 55% over 2020 adjusted net income per share.

Key assumptions supporting the Company’s 2021 financial guidance:
•Increase in PPE capacity and manufacturing efficiencies during 2021
•Pass through of exam glove cost increases will contribute $300-$500 million to top line, with minimal impact to profitability
•The strength of Q4 2020 elective procedures expected to continue through 1H 2021

Although the Company does provide guidance for adjusted net income per share (which is a non-GAAP financial measure), it is not able to forecast the most directly comparable measure calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of the GAAP amount are not predictable, making it impracticable for the Company to forecast. Such elements include, but are not limited to restructuring and acquisition charges. As a result, no GAAP guidance or reconciliation of the Company’s adjusted net income per share guidance is provided. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a potentially significant impact on its future GAAP financial results. The outlook is based on certain assumptions that are subject to the risk factors discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”).

Dividend Information
The Board of Directors approved a first quarter 2021 dividend payment of $0.0025 per share, payable on March 31, 2021, to shareholders of record as of March 15, 2021.

Investor Conference Call for 4th Quarter and Full Year 2020 Financial Results
Owens & Minor executives will host a conference call at 8:30 a.m. ET today, February 24, 2021, to discuss the results. Participants may access the call at 866-393-1604. The international dial-in number is 224-357-2191. A replay of the call will be available for one week by dialing 855-859-2056. The access code for the conference call, international dial-in and replay is 8993404. A webcast of the event will be available at www.owens-minor.com under the Investor Relations section.

Safe Harbor
This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the SEC's Fair Disclosure Regulation. This release contains certain ''forward-looking'' statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the statements in this release regarding our expectations with respect to our 2021 financial performance and related assumptions, as well as other statements related to the impact of COVID-19 on the Company’s results and operations and the Company’s expectations regarding the performance of its business and improvement of operational performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Investors should refer to Owens & Minor’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC including the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain known risk factors that could cause the Company’s actual results to differ materially from its current estimates. These filings are available at www.owens-minor.com. Given these risks and uncertainties, Owens & Minor can give no assurance that any forward-looking statements will, in fact, transpire and, therefore, cautions investors not to place undue reliance on them. Owens & Minor specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

About Owens & Minor
Owens & Minor, Inc. (NYSE: OMI) is a global healthcare solutions company that incorporates product manufacturing, distribution support and innovative technology services to deliver significant and sustained value across the breadth of the industry – from acute care to patients in their home. Aligned to its Mission of Empowering Our Customers to Advance HealthcareTM, more than 15,000 global teammates serve over 4,000 healthcare industry customers. A vertically-integrated, predominantly Americas-based footprint enables Owens & Minor to reliably supply its self-manufactured surgical and PPE products. This seamless value chain integrates with a portfolio of products representing 1,200 branded suppliers. Operating continuously since 1882 from its headquarters in Richmond, Virginia, Owens & Minor has grown into a FORTUNE 500 company with operations located across North America, Asia, Europe and Latin America. For more information about Owens & Minor, visit owens-minor.com, follow @Owens_Minor on Twitter and connect on LinkedIn at www.linkedin.com/company/owens-&-minor.

Contact
Chandrika Nigam, Director, Investor Relations, Investor.Relations@owens-minor.com, 804-723-7556

SOURCE: Owens & Minor

Owens & Minor, Inc.
Consolidated Statements of Operations (unaudited)
(dollars in thousands, except per share data)

	Three Months Ended December 31,
	2020	2019
Net revenue	$2,361,837	$2,190,642
Cost of goods sold	1,963,308	1,905,911
Gross margin	398,529	284,731
Distribution, selling and administrative expenses	283,017	254,165
Acquisition-related and exit and realignment charges	19,252	15,275
Other operating expense, net	648	753
Operating income	95,612	14,538
Interest expense, net	17,476	22,557
Other expense (income), net	9,424	(257)
Income (loss) from continuing operations before income taxes	68,712	(7,762)
Income tax provision (benefit)	17,971	(2,409)
Income (loss) from continuing operations	50,741	(5,353)
Loss from discontinued operations, net of tax	—	(33,670)
Net income (loss)	$50,741	$(39,023)

Income (loss) from continuing operations per common share: basic	$0.73	$(0.09)
Loss from discontinued operations per common share: basic	—	(0.56)
Net income (loss) per common share: basic	$0.73	$(0.65)

Income (loss) from continuing operations per common share: diluted	$0.72	$(0.09)
Loss from discontinued operations per common share: diluted	—	(0.56)
Net income (loss) per common share: diluted	$0.72	$(0.65)

Owens & Minor, Inc.
Consolidated Statements of Operations (unaudited)
(dollars in thousands, except per share data)

	For the Years Ended December 31,
	2020	2019
Net revenue	$8,480,177	$9,210,939
Cost of goods sold	7,199,343	8,082,448
Gross margin	1,280,834	1,128,491
Distribution, selling and administrative expenses	1,041,336	1,023,065
Acquisition-related and exit and realignment charges	37,752	30,050
Other operating (income) expense, net	(2,372)	2,225
Operating income	204,118	73,151
Interest expense, net	83,398	98,113
Other expense, net	10,812	3,757
Income (loss) from continuing operations before income taxes	109,908	(28,719)
Income tax provision (benefit)	21,834	(6,135)
Income (loss) from continuing operations	88,074	(22,584)
Loss from discontinued operations, net of tax	(58,203)	(39,787)
Net income (loss)	$29,871	$(62,371)

Income (loss) from continuing operations per common share: basic and diluted	$1.39	$(0.37)
Loss from discontinued operations per common share: basic and diluted	(0.92)	(0.66)
Net income (loss) per common share: basic and diluted	$0.47	$(1.03)

Owens & Minor, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(dollars in thousands)

	December 31, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$83,058	$67,030
Accounts receivable, net	700,792	674,706
Merchandise inventories	1,233,751	1,146,192
Other current assets	118,264	79,372
Current assets of discontinued operations	—	439,983
Total current assets	2,135,865	2,407,283
Property and equipment, net	315,662	315,427
Operating lease assets	144,755	142,219
Goodwill	394,086	393,181
Intangible assets, net	243,351	285,018
Other assets, net	101,920	99,956
Total assets	$3,335,639	$3,643,084
Liabilities and equity
Current liabilities
Accounts payable	$1,000,186	$808,035
Accrued payroll and related liabilities	109,447	53,584
Other current liabilities	236,094	231,029
Current liabilities of discontinued operations	—	323,511
Total current liabilities	1,345,727	1,416,159
Long-term debt, excluding current portion	986,018	1,508,415
Operating lease liabilities, excluding current portion	119,932	117,080
Deferred income taxes	50,641	40,550
Other liabilities	121,267	98,726
Total liabilities	2,623,585	3,180,930
Total equity	712,054	462,154
Total liabilities and equity	$3,335,639	$3,643,084

Owens & Minor, Inc.
Consolidated Statements of Cash Flows (unaudited)
(dollars in thousands)

	For the Years Ended December 31,
	2020	2019

Operating activities:
Net income (loss)	$29,871	$(62,371)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	93,336	116,678
Share-based compensation expense	20,010	15,803
Impairment charges	8,724	32,112
Loss on divestiture	65,472	—
Deferred income tax expense (benefit)	15,564	(17,402)
Provision for losses on accounts receivable	11,292	12,914
Changes in operating lease right-of-use assets and lease liabilities	(1,676)	(2,599)
Changes in operating assets and liabilities:
Accounts receivable	(34,818)	63,526
Merchandise inventories	(85,154)	127,921
Accounts payable	193,240	(235,631)
Net change in other assets and liabilities	5,278	104,801
Other, net	18,084	10,333
Cash provided by operating activities	339,223	166,085
Investing activities:
Proceeds from divestiture	133,000	—
Additions to property and equipment	(50,424)	(42,419)
Additions to computer software	(8,769)	(9,809)
Proceeds from sale of property and equipment	234	331
Proceeds from cash surrender value of life insurance policies	6,032	—
Cash provided (used for) by investing activities	80,073	(51,897)
Financing activities:
Proceeds from issuance of debt	155,100	—
Proceeds from issuance of common stock	189,971	—
Repayments of revolving credit facility	(74,700)	(32,200)
Repayment of debt	(617,271)	(85,592)
Financing costs paid	(10,367)	(4,313)
Cash dividends paid	(648)	(5,226)
Senior Notes make-whole premium paid	(4,980)	—
Other, net	(16,491)	(2,866)
Cash used for financing activities	(379,386)	(130,197)
Effect of exchange rate changes on cash and cash equivalents	9,909	(2,671)
Net increase (decrease) in cash, cash equivalents and restricted cash	49,819	(18,680)
Cash, cash equivalents and restricted cash at beginning of year	84,687	103,367
Cash, cash equivalents and restricted cash at end of year (1)	$134,506	$84,687
Supplemental disclosure of cash flow information:
Income taxes received, net of payments	$(17,455)	$(6,198)
Interest paid	$89,961	$95,413
(1) Restricted cash as of December 31, 2020 represents $35.1 million held in a designated account as required by the Fifth Amendment to the Credit Agreement, which stipulates that the cash held within this account is to be used to repay the 2021 Notes, which were fully repaid as of December 31, 2020, or the Term Loans; and $16.3 million held in an escrow account as required by the Centers for Medicare & Medicaid Services (CMS) in conjunction with the Bundled Payments for Care Improvement (BPCI) Advanced Program.

Owens & Minor, Inc.
Summary Segment Information (unaudited)
(dollars in thousands)

	Three Months Ended December 31,
	2020		2019
		% of		% of
		consolidated		consolidated
	Amount	net revenue	Amount	net revenue
Net revenue:
Segment net revenue
Global Solutions	$1,950,596	82.59%	$1,938,420	88.48%
Global Products	574,940	24.34%	363,169	16.58%
Total segment net revenue	2,525,536		2,301,589
Inter-segment net revenue
Global Products	(163,699)	(6.93)%	(110,947)	(5.06)%
Total inter-segment net revenue	(163,699)		(110,947)
Consolidated net revenue	$2,361,837	100.00%	$2,190,642	100.00%

		% of segment		% of segment
Operating income:		net revenue		net revenue
Global Solutions	$22,424	1.15%	$19,300	1.00%
Global Products	99,660	17.33%	22,484	6.19%
Inter-segment eliminations	2,807		(730)
Intangible amortization	(10,027)		(10,614)
Acquisition-related and exit and realignment charges	(19,252)		(15,275)
Other (1)	—		(627)
Consolidated operating income	$95,612	4.05%	$14,538	0.66%

Depreciation and amortization:
Global Solutions	$10,014		$10,744
Global Products	13,828		13,360
Discontinued operations	—		4,370
Consolidated depreciation and amortization	$23,842		$28,474

Capital expenditures:
Global Solutions	$12,841		$3,707
Global Products	19,972		8,715
Discontinued operations	—		1,654
Consolidated capital expenditures	$32,813		$14,076

Owens & Minor, Inc.
Summary Segment Information (unaudited)
(dollars in thousands)

	For the Years Ended December 31,
	2020		2019
		% of		% of
		consolidated		consolidated
	Amount	net revenue	Amount	net revenue
Net revenue:
Segment net revenue
Global Solutions	$7,212,011	85.04%	$8,243,867	89.50%
Global Products	1,810,331	21.34%	1,433,977	15.57%
Total segment net revenue	9,022,342		9,677,844
Inter-segment net revenue
Global Products	(542,165)	(6.38)%	(466,905)	(5.07)%
Total inter-segment net revenue	(542,165)		(466,905)
Consolidated net revenue	$8,480,177	100.00%	$9,210,939	100.00%

		% of segment		% of segment
Operating income:		net revenue		net revenue
Global Solutions	$30,946	0.43%	$83,592	1.01%
Global Products	259,929	14.36%	65,054	4.54%
Inter-segment eliminations	(7,515)		45
Intangible amortization	(41,490)		(44,009)
Acquisition-related and exit and realignment charges	(37,752)		(30,050)
Other (1)	—		(1,481)
Consolidated operating income	$204,118	2.41%	$73,151	0.79%

Depreciation and amortization:
Global Solutions	$41,286		$42,444
Global Products	52,050		54,302
Discontinued operations	—		19,932
Consolidated depreciation and amortization	$93,336		$116,678

Capital expenditures:
Global Solutions	$20,386		$10,987
Global Products	35,780		22,289
Discontinued operations	3,027		18,952
Consolidated capital expenditures	$59,193		$52,228

(1) 2019 included interest cost and net actuarial losses related to the U.S. Retirement Plan as well as software as a service (SaaS) implementation costs associated with the upgrading of our global IT platforms in connection with the redesign of our global information system strategy.

Owens & Minor, Inc.
Net Income (Loss) Per Common Share (unaudited)
(dollars in thousands, except per share data)

	Three Months Ended December 31,		For the Years Ended December 31,
	2020	2019	2020	2019
Numerator:
Weighted average shares outstanding - basic	69,948	60,088	63,368	60,574
Dilutive shares	167	—	144	—
Weighted average shares outstanding - diluted	70,115	60,088	63,512	60,574

Income (loss) from continuing operations	$50,741	$(5,353)	$88,074	$(22,584)
Basic per share	$0.73	$(0.09)	$1.39	$(0.37)
Diluted per share	$0.72	$(0.09)	$1.39	$(0.37)

Loss from discontinued operations	$—	$(33,670)	$(58,203)	$(39,787)
Basic and diluted per share	$—	$(0.56)	$(0.92)	$(0.66)

Net income (loss)	$50,741	$(39,023)	$29,871	$(62,371)
Basic per share	$0.73	$(0.65)	$0.47	$(1.03)
Diluted per share	$0.72	$(0.65)	$0.47	$(1.03)

Owens & Minor, Inc.
GAAP/Non-GAAP Reconciliations (unaudited)
The following table provides a reconciliation of reported operating income, income (loss) from continuing operations and income (loss) from continuing operations per share to non-GAAP measures used by management.

(dollars in thousands, except per share data)	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Operating income, as reported (GAAP)	$95,612	$14,538	$204,118	$73,151
Intangible amortization (1)	10,027	10,614	41,490	44,009
Acquisition-related and exit and realignment charges (2)	19,252	15,275	37,752	30,050
Software as a Service implementation costs (3)	—	1,359	—	4,408
Other (4)	—	(731)	—	(2,923)
Operating income, adjusted (non-GAAP) (Adjusted Operating Income)	$124,891	$41,055	$283,360	$148,695

Income (loss) from continuing operations, as reported (GAAP)	$50,741	$(5,353)	$88,074	$(22,584)
Intangible amortization (1)	10,027	10,614	41,490	44,009
Income tax benefit (7)	(2,747)	(2,781)	(10,808)	(10,556)
Acquisition-related and exit and realignment charges (2)	19,252	15,275	37,752	30,050
Income tax benefit (7)	(5,274)	(4,004)	(9,835)	(7,207)
Software as a Service implementation costs (3)	—	1,359	—	4,408
Income tax benefit (7)	—	(356)	—	(1,057)
(Gain) loss on extinguishment and modification of debt (5)	8,639	(988)	11,219	830
Income tax (benefit) expense (7)	(2,366)	259	(2,923)	(199)
Other (4)	573	—	(1,185)	—
Income tax (benefit) expense (7)	(157)	—	308	—
Tax adjustments (6)	1,082	—	(10,439)	—
Income from continuing operations, adjusted (non-GAAP) (Adjusted Net Income)	$79,770	$14,025	$143,653	$37,694

Income (loss) from continuing operations per diluted common share, as reported (GAAP)	$0.72	$(0.09)	$1.39	$(0.37)
Intangible amortization (1)	0.10	0.13	0.47	0.55
Acquisition-related and exit and realignment charges (2)	0.20	0.18	0.44	0.37
Software as a Service implementation costs (3)	—	0.02	—	0.06
(Gain) loss on extinguishment and modification of debt (5)	0.09	(0.01)	0.13	0.01
Other (4)	0.01	—	(0.01)	—
Tax adjustments (6)	0.02	—	(0.16)	—
Income from continuing operations per diluted common share, adjusted (non-GAAP) (Adjusted EPS)	$1.14	$0.23	$2.26	$0.62

Owens & Minor, Inc.
GAAP/Non-GAAP Reconciliations (unaudited)

    The following items have been excluded in our non-GAAP financial measures:

(1) Intangible amortization in 2020 and 2019 includes amortization of intangible assets established during purchase accounting for business combinations. These amounts are highly dependent on the size and frequency of acquisitions and are being excluded to allow for a more consistent comparison with forecasted, current and historical results and the results of our peers.
(2) Acquisition-related charges were $2.7 million and $11.8 million for the three months and year ended December 31, 2020, compared to $4.3 million and $15.7 million for the same periods of 2019. Acquisition-related charges in 2020 and 2019 consist primarily of transition costs for the Halyard acquisition. Exit and realignment charges were $16.6 million and $25.9 million for the three months and year ended December 31, 2020, compared to $11.0 million and $14.4 million for the same periods of 2019. Exit and realignment charges in 2020 were associated with severance from reduction in workforce, restructuring charges related to our client engagement center, IT restructuring charges, loss on sale of certain Fusion5 assets, and other costs related to the reorganization of the U.S. commercial, operations and executive teams. Exit and realignment charges in 2019 were associated with severance from reduction in workforce, IT restructuring charges and other costs related to the reorganization of the U.S. commercial, operations and executive teams.
(3) Software as a Service (SaaS) implementation costs in 2019 were associated with significant global IT platforms in connection with the redesign of our global information system strategy.
(4) Other includes interest costs and net actuarial losses related to the U.S. Retirement Plan of $0.6 million and $2.3 million for the three months and year ended December 31, 2020, respectively, and gain from the surrender of company-owned life insurance policies of $(3.5) million for the year ended December 31, 2020.
(5) (Gain) loss on extinguishment and modification of debt for the three months and year ended December 31, 2020 includes a make-whole premium related to the extinguishment of our 2021 Notes of $5.0 million, the write-off of deferred financing costs of $2.7 million and $5.1 million, respectively, third party fees incurred of $1.0 million and $4.3 million, respectively, which was offset by a gain on extinguishment of debt related to the partial repurchase of our 2021 and 2024 Notes of $(3.1) million for the year ended December 31, 2020. (Gain) loss on extinguishment and modification of debt for the three months and year ended December 31, 2019 includes the write-off of deferred financing costs associated with the revolving credit facility as a result of the Fourth Amendment to the Credit Agreement in February 2019 of $2.0 million, offset by a (gain) on extinguishment of debt related to the partial repurchase of our 2021 Notes of $(1.0) million and $(1.2) million, respectively.
(6) Includes tax adjustments associated with the estimated (benefits) expense under the Tax Cuts and Jobs Act and the Coronavirus Aid, Relief, and Economic Security (CARES) Act.
(7) These charges have been tax effected in the preceding table by determining the income tax rate depending on the amount of charges incurred in different tax jurisdictions and the deductibility of those charges for income tax purposes.

Use of Non-GAAP Measures

This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP").  In general, the measures exclude items and charges that (i) management does not believe reflect Owens & Minor, Inc.'s (the "Company") core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends.  Management uses these non-GAAP financial measures internally to evaluate the Company's performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing the Company's performance to that of its competitors.  However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.